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                                                                    Exhibit 23.1
Consent of Independent Auditor's

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Micro Bio-Medical Waste Systems, Inc. (formerly known as 20/20 Networks, Inc.) of our report dated April 11, 2003 which appears in the Registrant's Form 10-KSB for the year ended December 31, 2002.


/s/ Malone & Bailey, PLLC
Malone & Bailey, PLLC
www.malone-bailey.com
Houston, Texas

December 19, 2003